Exhibit 23.2

                        Consent of COOPERS & LYBRAND LLP


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                        COOPERS & LYBRAND LLP Letterhead


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in the Registration Statement of Oregon Trail Financial Corp. on Form S-1 of our report dated August 2, 1996, on our audits of the consolidated financial statements of Pioneer Bank, a Federal Savings Bank, and subsidiaries as of June 30, 1996 and for the years ended June 30, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."


/s/  COOPERS & LYBRAND LLP
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     COOPERS & LYBRAND LLP

Boise, Idaho
June 24, 1997